UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2020

Adaiah Distribution, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	90-1020141
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

BET ISRAEL 4

JERUSALEM, ISRAEL

(Address of principal executive offices)

972-52-5408519

(Issuer’s telephone number)

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

Adaiah Distribution Inc. (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to effectuate a 1 for 400 reverse stock split (the “Reverse Split”) and to keep the authorized shares of common stock at 750,000,000 (the “Amendment”). The board of directors of the Company approved the Amendments on April 28, 2020. The shareholders of the Company approved of the Amendment by written consent on April 28, 2020. The Amendment became effective on June 1, 2020.

Item 8.01 Other Events

FINRA declared the Reverse Split effective on June 5, 2020.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment, stating the 1 for 400 reverse split and keeping the authorized shares of common stock of the Company at 750,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaiah Distribution Inc.

Date: June 8, 2020	/s/ Yosef Yafe
Yosef Yafe CEO and Director

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EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Amendment implementing the 1 for 400 reverse stock split and keeping the authorized shares of common stock of the Company at 750,000,000.

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